Exhibit 99.1

B2Digital Kicks Off Fall Fight Season Schedule Saturday with Strikehard 55 in Tuscaloosa, Alabama

TAMPA, FL, August 28, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the launch of the 2020 B2 Fall Fighting Event season on Saturday, August 29 (tomorrow night) with Strikehard 55 (“SHP 55”) in Tuscaloosa, Alabama.

SHP 55 features a title pro fight between Sean Fallon and Ruben Warr – an extremely compelling matchup fans and experts have been waiting for. The co-main event features local prospect, Treston Vines, a fighter acclaimed for his athleticism who brings a ton of excitement to any contest. So far, Treston has completely dominated his other pro opponents. But he faces a tough test on Saturday. The amateur card is also stacked with three exciting title fights.

“I’m so excited to be putting on live fights again, and Strikehard 55 stacks up as a phenomenal card to kick things off,” commented Chris Lytle, Executive in charge of Fighter Development and the B2 Official Training Facilities Network. “So many fighters can’t wait to fight, and we can’t wait to see them back in action! An amateur title with Angelo Robles vs Tyler Stevens is a battle between two of the best fighters from two of our best camps. And the main even between Fallon and Warr has two guys facing off after winning a combined 16 of their last 19 fights!”

Saturday marks the official launch of the B2 Fighting Series Fall Season for 2020. The fight sold out quickly for in-person tickets, but fans can still sign up to watch it live Pay-Per-View HERE.

The next scheduled B2 Fall Event is the B2 Grappling Series 1, live on September 19 in Hammond, Indiana, followed a week later by Pinnacle Combat 32 (full MMA) on September 26 in Dubuque, Iowa.

“There's not a bad fight on Saturday’s card,” remarked Greg P. Bell, Chairman & CEO of B2Digital. “From top to bottom, this may be the best card Strikehard has ever had. Its definitely worth the price of the PPV.”

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

1

About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Management

info@TigerGMP.com

www.TigerGMP.com

2